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                        CONSENT OF INDEPENDENT AUDITORS
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                           Vie de France Corporation

The Board of Directors
Vie de France Corporation:

         We consent to the incorporation by reference in the registration statements, (Nos. 33-60614 and 33-60616) on Form S-8 of Vie de France Corporation of our report dated September 23, 1997, relating to the consolidated balance sheets of Vie de France Corporation and subsidiaries as of June 28, 1997 and June 29, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the fiscal years then ended, and related schedule, which report appears in the June 28, 1997 annual report on Form 10-K of Vie de France Corporation.


                                        KPMG PEAT MARWICK LLP


                                        Washington, D.C.
                                        September 26, 1997

The Board of Directors
Vie de France Corporation:


         We hereby consent to the incorporation by reference in the registration statements on form S-8 (Nos. 33-60614 and 33-60616) of Vie de France Corporation of our report dated August 25, 1995 appearing on page F-2 of this Form 10-K


                                         Price Waterhouse LLP



                                         Washington, D.C.
                                         September 26, 1997





36     VIE DE FRANCE